SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 26, 2001
Date of Report (date of earliest event reported)

AMYLIN PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in charter)

Delaware	0-19700	33-0266089

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9373 Towne Centre Drive
San Diego, California 92122
(Address of principal executive offices)
Registrant’s telephone number, including area code: (858) 552-2200

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On July 26, 2001, Amylin Pharmaceuticals, Inc., a Delaware corporation (“Amylin”), issued a press release announcing that the Endocrinologic and Metabolic Drugs Advisory Committee of the United States Food and Drug Administration has voted not to recommend approval of Amylin’s New Drug Application for SYMLIN™ (pramlintide acetate).

     A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by this reference.

Item 7. Financial Statements and Exhibits.

     (c)  99.1 Press Release issued on July 26, 2001 by Amylin.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

By:	/s/ Mark G. Foletta

Mark G. Foletta, Vice President and Chief Financial Officer

Date: July 26, 2001

INDEX TO EXHIBITS

99.1.	Press Release issued on July 26, 2001 by Amylin Pharmaceuticals, Inc.